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                                                                     EXHIBIT 21


                            THE TIMES MIRROR COMPANY

                                  SUBSIDIARIES

SUBSIDIARIES:

ALLEN COMMUNICATION INCORPORATED

THE BALTIMORE SUN COMPANY
         HOMESTEAD PUBLISHING CO.
                 EMPTY STOCKING FUND, INC.

B.P.I., INC.

CALIFORNIA COMMUNITY NEWS CORPORATION

CRC PRESS, INC.
         ENVIRONMENTAL EDUCATION ENTERPRISES, INC.
         INFORMATION & COMMUNICATION RESOURCES CORPORATION

THE HARTFORD COURANT COMPANY
         HEART & CROWN ADVERTISING, INC.

JEPPESEN SANDERSON, INC.
         JEPPESEN DATAPLAN, INC.

KASET, INC.
         KASET INTERNATIONAL SA

LOS ANGELES TIMES INTERNATIONAL, LTD.

LOS ANGELES TIMES/WASHINGTON POST NEWS SERVICE (50% TMC)

LOZONO COMMUNICATIONS, INC. (50%)

MIRROR SYSTEMS, INC.

THE MORNING CALL, INC.
         DIRECT MARKETING DISTRIBUTION, INC.

MOSBY-YEAR BOOK, INC.
         AMERICAN VETERINARY PUBLICATIONS, INC.
         B.C. DECKER, INC.
         B.C. DECKER (CANADA), INC.
         JEMS PUBLISHING COMPANY, INC.
         MADISON PUBLISHING CORPORATION
         MOSBY-GREAT PERFORMANCE, INC.
         MOSBY-YEAR BOOK RESOURCE APPLICATIONS, INC.

         STAYWELL HEALTH MANAGEMENT SYSTEMS, INC.
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                 TIMES MIRROR INTERNATIONAL PUBLISHERS U.S., INC.
                          MOSBY, LTD.
                                   TIMES MIRROR PROFESSIONAL PUBLISHING, LTD.
                                   MOSBY GmbH
                 MOSBY-YEAR BOOK EUROPE, INC.
                          TIMES MIRROR de ESPANA, S.A.
                 MOSBY-DOYMA LIBROS, S.A.
                          DOYMA MEXICANA, S.A. de C.V.
                          EDICIONES DOYMA de VENEZUELA, C.A.
                          DOYMA ANDINA, S.A.
                          DOYMA ARGENTINA, S.A.
                          DOYMA ITALIA, S.R.L.
                 WOLFE MEDICAL PUBLICATIONS LIMITED
                 TIMES MIRROR U.K. LIMITED
                          TIMES MIRROR INTERNATIONAL PUBLISHERS LIMITED
                 MOSBY-WILLIAMS & WILKINS PTY LIMITED (50% TIMES
                          MIRROR INTERNATIONAL PUBLISHER U.S., INC.
                 TIMES MIRROR INTERNATIONAL PUBLISHERS PTY LIMITED

NATIONAL JOURNAL, INC.

PUBLISHERS FOREST PRODUCTS CO. OF WASHINGTON

SOUTHERN CONNECTICUT NEWSPAPERS, INC.

THE SPORTING NEWS PUBLISHING COMPANY

TIMES MIRROR HIGHER EDUCATION GROUP, INC.
         BUSINESS PUBLICATIONS, INC.
         PROBUS PUBLISHING COMPANY
                 PROBUS PUBLISHING (EUROPE) LIMITED
         WCB PUBLISHERS INTERNATIONAL, INC.

TIMES MIRROR INTERNATIONAL, INC.

TIMES MIRROR LAND AND TIMBER COMPANY

TIMES MIRROR MULTIMEDIA CORPORATION

TIMES MIRROR NATIONAL MARKETING, INC.
         NEWSPAPERS FIRST, INC. (33%)

TIMES MIRROR PRESS

THE TIMES MIRROR PROGRAMMING COMPANY

TIMES MIRROR PTE. LTD.

TMACQ, INC.

TM HOLDINGS, INC.
         JEPPESEN & CO., GmbH
         JEPPESEN U.K. LIMITED

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TM PROPERTIES, INC.

TMD, INC.
         HARRY N. ABRAMS, INCORPORATED
                 HARRY N. ABRAMS, B.V.
         LEARNING INTERNATIONAL, INC.
         TIMES MIRROR TRAINING GROUP EUROPE, INC.
                 LEARNING INTERNATIONAL DEUTSCHLAND GmbH
                 LEARNING INTERNATIONAL LIMITED
                 LEARNING INTERNATIONAL (ITALIA) S.r.1.
                 LEARNING INTERNATIONAL S.A.
                 LEARNING INTERNATIONAL S.A. N.V.
                 LEARNING INTERNATIONAL (Schweiz) AG
         TM LEARNING INTERNATIONAL INC./FORMATION
                 TIM INTERNATIONAL INC.
         MATTHEW BENDER & COMPANY, INCORPORATED
                 TM PROGRAMMING, INC. (66%)
         NEWSDAY, INC.
                 DISTRIBUTION SYSTEMS OF AMERICA, INC.
         TIMES MIRROR MAGAZINES, INC.
                 SPORTS MARKETING GROUP, INC.
                 FPP/EEJ PUBLICATIONS, INC.

ZENGER-MILLER, INC.
         TIMES MIRROR AUSTRALIA PTY LIMITED
         ZENGER-MILLER CANADA, INC.

ZENGER-MILLER de MEXICO, S.A. de C.V.


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